UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ONVIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Onvia Contacts:

Cameron Way

Chief Financial Officer

Tel 206-373-9034

cway@onvia.com

ISS RECOMMENDS THAT STOCKHOLDERS VOTE THE WHITE

PROXY CARD FOR ALL ONVIA BOARD NOMINEES

BOTH LEADING PROXY ADVISORY FIRMS NOW RECOMMEND THAT

STOCKHOLDERS VOTE THE WHITE PROXY CARD FOR ONVIA’S BOARD NOMINEES

SEATTLE, WASHINGTON, May 21, 2012 – Onvia (Nasdaq: ONVI), a leading provider of comprehensive government-business market intelligence, announced today that leading proxy advisory firm, Institutional Shareholder Services (“ISS”), has issued a report recommending to its clients that stockholders vote the WHITE proxy card to elect the Company’s director nominees, Jeffrey C. Ballowe, Robert G. Brown and Michael E.S. Frankel, at Onvia’s annual meeting of stockholders to be held on May 31, 2012. ISS’ clients include institutional investors, mutual funds, pension funds and other fiduciaries. In addition, last week, Glass Lewis & Co. also recommended that stockholders vote FOR Onvia’s director nominees on the WHITE proxy card, meaning that both of the leading proxy advisory firms have now advised Onvia’s stockholders to vote the WHITE proxy card in support of Onvia’s director nominees.

In recommending that stockholders vote the WHITE proxy card for the director nominees, ISS took note of the progress that Onvia has made in transforming itself into a provider of high-value solutions to a well-defined market rather than being a commodity provider of sales leads while also recognizing that the transformation will take a significant period of time to show its results. The ISS report, commenting on Onvia’s transformation, stated:

•

“Shareholders should recognize that the company transformed itself from a sales lead generator, which is more of a commodity business offering, to a high value-added database provider. This transformation will take considerable time to show its results. After 18 months some progress has been made at the operational level—the annual contract value per client for new clients has almost doubled – but in order to see the full effect of the turnaround plan more time will be needed.” (ISS Proxy Report, May 18, 2012, Page 5).

The ISS report, commenting on the proposal that the dissident made to acquire the Company, stated:

•

“Onvia’s board is not against selling the company; however the board does not believe the timing is yet appropriate. The board recognizes that a sale may be one of the alternatives to capture additional value after the turnaround plan has been executed. The STG offer, however, does not lend itself as a reasonable starting point to begin a negotiation process, because it does not account for the additional value being created as the strategic plan is implemented.” (ISS Proxy Report, May 18, 2012, Page 5).

•

“The STG proposal is economically unappealing, based both on M&A metrics and the company’s recent progress on its strategic plan under its new CEO. Despite offering a premium to the undisturbed market price, STG’s offer compares poorly to precedent transactions in the sector on the key multiple of EV/EBITDA. Even if Onvia’s shareholders wanted to sell the company, without waiting for the strategic plan to deliver additional value, comparable M&A transactions suggest STG’s bid would be a poor starting point for negotiations. Therefore the board’s rejection of the STG proposal appears to have been prudent, and a vote FOR the management nominees is warranted.” (ISS Proxy Report, May 18, 2012, Page 6).

“We are very pleased that well-respected, independent third parties such as ISS and Glass Lewis have both carefully reviewed the voting alternatives and recommend that stockholders vote the WHITE proxy card for Onvia’s director nominees,” said Hank Riner, Onvia’s Chief Executive Officer. “We continue to believe that the concrete actions taken by our Board and management team over the past 18 months to refocus the business model as a provider of high-value solutions to a well-defined market rather than being a commodity provider of sales leads have positioned Onvia for long-term growth, sustainable profitability, market leadership and increasing returns for investors.”

To protect the value of their investment, Onvia strongly recommends that all stockholders vote for their Board’s highly qualified nominees on the WHITE proxy card TODAY—by telephone, Internet, or by signing, dating and returning the WHITE proxy card. Stockholders that need assistance in voting their shares or have any questions are urged to call Onvia’s proxy solicitor, Georgeson Inc., toll-free at (866) 628-6024. Banks and brokerage firms can call collect at (212) 440-9800.

In addition to the proxy solicitation firm of Georgeson Inc. which is serving as proxy solicitor, Onvia is being advised by the law firm of Alston + Bird LLP.

Additional Information And Where To Find It

This press release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2012 annual meeting of stockholders. Onvia, Inc. (“Onvia”) and its directors and certain executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the 2012 Annual Meeting of Stockholders to be held on May 31, 2012 (the “2012 Annual Meeting”). Onvia has filed a definitive proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on April 16, 2012 relating to the 2012 Annual Meeting, and has mailed the definitive proxy statement and WHITE proxy card to its security holders. Information regarding the interests of such participants are included in the definitive proxy statement. WE URGE INVESTORS TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ONVIA WILL FILE WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Definitive Proxy Statement and any other documents filed by Onvia with the SEC (when they become available) in connection with the 2012 Annual Meeting at the SEC’s website at http://www.sec.gov and Onvia’s website at http://www.onvia.com.

About Onvia

For more than 12 years Onvia has been delivering the research, analytics and tools companies rely on to succeed in the $5.5 trillion government market. Onvia tracks, analyzes and reports the spending of tens of thousands of federal, state and local government agencies, giving companies a single source for conducting open, intelligent and efficient business with government. Along with providing an exclusive suite of integrated business tools for a wide variety of industries, Onvia offers DemandStar, the automated system that streamlines agency procurement processes. For information about Onvia visit www.onvia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding Onvia’s review of an unsolicited acquisition proposal and Onvia’s future growth prospects. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include those risks detailed in Onvia’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Onvia is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

3